Exhibit 10.7

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

OFFICE/WAREHOUSE LEASE AGREEMENT

This Office/ Warehouse Lease Agreement (“Lease”) is entered into by and between the Landlord and the Tenant named below.

ARTICLE 1.

DEFINITIONS

This Article contains definitions of certain terms used in this Lease, set forth as follows:

1.01	Date of Lease.	June 1, 2018

1.02	Landlord.	VINE STREET STUDIOS, LLC

1.03	Tenant.	Enchanted Rock Management, LLC 1907 Lawrence, Suite 400 Kemah, TX 77565 Phone (713) 429-4091 Fax (713) 546-4298 Tax ID #26 3776869

1.04	Building.	The building known as 1113 Vine Street, Houston, Texas, and located on the land (“Land”) more particularly described on Exhibit A attached hereto.

1.05	Premises.	Approximately 3,400 square feet gross (2,550 square feet net), 1,250 square feet gross (938 square feet net, 1,775 square feet gross (1,331 square feet net), 800 square feet gross (600 square feet net) and 1,740 square feet gross (1,392 square feet net), BOMA Standard, of space in the Building, commonly known as Suite 101, Suite 115, Suite 121, Suite 110, and Suite 117

1.06	Term.	Month-to-Month full calendar months occurring after the Commencement Date (as hereinafter defined)

1.07	Commencement Date.	The Commencement Date, March 19, 2018, shall be the date on which the Premises is delivered by the Landlord to the Tenant with the Landlord’s Work.

1	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

1.08	Expiration Date.	The last day of any full calendar month occurring after the Commencement Date

1.10	Rent.

Month to Month: $[***] per month

Total rent per month includes the following:

Suite 101 $[***] per month

Suite 115 $[***] per month

Suite 121 $[***] per month

Suite 110 $[***] per month

Suite 117 $[***] per month

Plus an additional standard amount of [***]% increase per year for all terms and terms beginning twelve (12) months after the commencement date

1.11	Permitted Use.	Tenant shall use the Premises for general, normal office use only. Tenant agrees to comply with Building Rules and Regulations, at this time entitled, Vine Street Studios, LLC, Building Guidelines as they existing as of the date hereof. Tenant agrees that Landlord, in Landlord’s sole discretion, may adopt reasonable rules and regulations that apply to tenants in the Building, for the safety, care and cleanliness, and maintenance of the Building, and the preservation of good order in the Premises, and in the Building. Such rules and regulations are hereby made a part of and incorporated into this Lease. Tenant agrees that at all times Landlord shall have the right, without approval by Tenant, to change, amend and modify such rules and regulations in any reasonable and non-discriminatory manner. All changes, modifications and amendments to the rules and regulations will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, so long as such changes and amendments do not interfere with Tenant’s Permitted Use of the Leased Premises.

2	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

1.12	Addresses.

Landlord’s Address:

1113 Vine Street, Suite 125

Houston, Texas 77002

Tenant’s Address:

1113 Vine Street, Suite #101

Houston, Texas 77002

(713) 429-4091

With A Copy To: The Premises

1113 Vine Street Studio, Suite 125

Houston, Texas 77002

1.13	Late Charges.	An amount equal to five percent (5%) of any installment of Rent and other charges past due for more than five (5) days

1.14

Tenant’s Minimum Insurance Requirements.

(a) Tenant’s Property: Full replacement value;

(b) Liability: $1,000,000.00 combined single limit;

(c) Worker’s Compensation: Statutory amount; and

(d) Employer’s Liability: $1,000,000.00

1.15	Guarantor. Guarantor’s Address:	N/A N/A

1.16	Security Deposit.	$[***]

1.17	Base Year.	2011

1.18	Tenant’s Share.	A fraction having as its numerator the total gross leasable area of the Premises and having as its denominator the total number of gross leasable area contained in all rentable space in the Building (whether or not actually leased).

Each of the foregoing provisions and defined terms shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing provisions and defined terms shall be construed to incorporate each term set forth above.

3	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 2.

GRANT OF PREMISES: ACCEPTANCE OF PREMISES; TERM

2.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rent and subject to the provisions of this Lease, the Premises.

2.2 Term. Subject to the other provisions hereof, this Lease shall be for the Term beginning on the Commencement Date and ending on the Expiration Date.

2.3 Acceptance of Premises. Tenant acknowledges that it has inspected, and had the opportunity to have experts hired by Tenant inspect, the Premises and that, except as may be herein otherwise expressly provided, said Premises shall be and is hereby accepted by Tenant in its “AS IS” condition, it being agreed that Landlord shall have no liability or responsibility for defects in the Premises or the Common Area (hereinafter defined), including latent defects, provided, however, that nothing herein shall limit the obligations of Landlord as set forth on Exhibit C hereto or Landlord’s obligation to maintain the Premises as set forth in Section 7.2 below. Tenant will, at Tenant’s sole cost and expense and in accordance with the terms and provisions hereof, furnish and install all interior trade equipment, furniture, fixtures, floor and wall coverings, and other items necessary for Tenant’s conduct of business in the Premises.

2.4 Waivers of Warranties. WITHOUT IN ANY WAY LIMITING SECTION 2.3, LANDLORD AND TENANT EXPRESSLY ACKNOWLEDGE AND AGREE, AS A MOVING AND MATERIAL PART OF THE CONSIDERATION FOR LANDLORD’S ENTERING INTO THIS LEASE WITH TENANT, THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. TENANT ACKNOWLEDGES, AFTER INSPECTION OF THE PREMISES AND THE BUILDING, THAT THERE ARE NO DEFECTS IN THE PREMISES OR THE BUILDING AND THAT THEY ARE COMPLETELY SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE AND USE.

2.5 Tender of Possession. If this Lease is executed before the Premises become vacant or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same. Landlord hereby waives the payment of Rent covering any period prior to tender of possession to Tenant hereunder.

4	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

2.6 Relocation.

A By providing Tenant with not less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant’s reasonable out-of-pocket moving expenses for moving to the other location. “Moving expenses” means reasonable expenses payable to professional movers, utility companies for connection and disconnection fees, wiring companies for connecting and disconnecting Tenant’s office equipment required by the relocation, and printing companies for reprinting Tenant’s stationery and business cards. A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended.

B Landlord work.

2.7 Landlord’s Work in Premises. Landlord shall prior to delivering the Premises to Tenant improve the Premises in accordance with its construction obligations set forth in Exhibit C attached hereto and incorporated herein for all purposes (the “Landlord’s Work”). Landlord shall effect the Landlord’s Work at Landlord’s sole cost and expense. Landlord shall commence the Landlord’s Work promptly after the execution of this Lease and complete with due diligence the Landlord’s Work. If Landlord cannot deliver the Premises to Tenant with Landlord’s Work completed by the estimated Commencement Date, the same shall not be a default by Landlord hereunder and the Commencement Date shall be extended the number of days Landlord is delayed.

ARTICLE 3.

RENT

3.1 Rent. Tenant, in consideration for this Lease, agrees to pay to Landlord the monthly Rent set forth in Section 1.10, payable at Landlord’s address in legal tender of the United States of America, without notice, demand, counterclaim and set-off or abatement, in advance on the first day of each calendar month throughout the Term.

3.2 Adjustment of Base Rent. Rent shall be adjusted annually throughout the Term, commencing on January 1 of the calendar year following the Base Year, by an amount equal to Tenant’s Share of the excess (“Excess”), if any, of the actual Operating Expense (hereinafter defined) for such calendar year over the actual Operating Expenses for the Base Year.

3.3 Estimated Operating Expenses. In December of the Base Year and each calendar year thereafter (or as soon thereafter as necessary information reasonably can be obtained), Landlord shall deliver to Tenant a written statement setting forth (i) its estimate of the Operating Expenses for the next calendar year, (ii) the excess (“Estimated Excess”), if any, of the estimated Operating Expenses for such year over the actual Operating Expenses for the Base Year and (iii) the amount of Tenant’s Share of such Estimated Excess. Tenant shall pay monthly installments of Base Rent for such calendar

5	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

year in an amount equal to the monthly Rent set forth in subsection 1.10 of the Definitions increased by one-twelfth (1/12th) of the amount of Tenant’s Share of the Estimated Excess. If Landlord fails to provide such notice in December, Tenant shall continue to pay monthly installments of Rent as the same rate as for the immediately preceding calendar year until Landlord provides such notice.

3.4 Reconciliation. As soon as is practicable after the end of the Base Year and each calendar year thereafter that occurs wholly or partially during the Term (or as soon thereafter as the necessary information reasonably can be obtained), Landlord shall deliver to Tenant a written statement setting forth the (i) actual Operating Expenses during the immediately preceding calendar year, (ii) actual Operating Expenses for the Base year, (iii) the amount of the excess, if any, and (iv) the amount of Tenant’s Share of the Excess. Within thirty (30) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord of the total amount of Tenant’s Share of the Excess due for the immediately preceding calendar year. The amount of Tenant’s Share of the Estimated Excess for such calendar year theretofore paid by Tenant to Landlord, if any, based on the Estimated Excess shall be credited against such lump sum payment. If the amount of the credit exceeds the lump sum payment due from Tenant, then Landlord shall, at Landlord’s option, either refund such excess credit to Tenant provided that Tenant is not then in default hereunder or apply such excess to the next installments of Rent becoming due and payable. The obligation of Tenant or Landlord, as the case may be, to make a lump sum payment or refund according to the actual Operating Expenses shall survive the termination or expiration of this Lease. This Section shall not operate, or be construed, to reduce Base Rent below that otherwise specified in this Lease.

3.5 Operating Expenses. The term “Operating Expenses” means and includes all amounts, expenses and costs of whatsoever nature incurred because of or in connection with the ownership, management, operation, repair or maintenance of the Building, all additional facilities which may be added to the Building and Landlord’s personal property used in connection therewith, excepting only replacement of capital investment items and specific costs for special items or services billed to and paid by specific tenants. Operating Expenses shall include, but shall not be limited to, the following:

A

Wages, salaries, related taxes, insurance fees, benefits and reimbursable expenses of all personnel engaged in operating, managing, repairing and maintaining the Building and providing traffic control about the Building.

B	All supplies, tools and materials used in operating, repairing and maintaining the Building including the uniforms of employees specified in subsection A. above.

C

Cost of all utilities for the Building, including, without limitation, water, sewer, power, steam, gas, electricity, other fuel, heating, lighting, air conditioning and ventilation, trash, garbage and collection fees.

6	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

D	Cost of all maintenance, repair, janitorial and other similar service agreements for the Building and the equipment therein and thereof

E	Cost of all insurance relating to the Building and its occupancy or operations and Landlord’s personal property used in connection with the operation or maintenance of Building.

F

All taxes, assessments and governmental charges and fees of whatsoever nature, whether now existing or subsequently created, attributable to the Building or its occupancy or operation, excluding only franchise and income taxes of Landlord (but not excluding such taxes if imposed in the future wholly or partially in lieu of present real estate, ad valorem or similar taxes) and including all such taxes whether assessed to or paid by Landlord or third parties.

G	Costs of repairs and maintenance, excluding only such costs as are specifically paid by the proceeds of insurance, by Tenant or by other third parties.

H

Amortization of the cost of installation of capital investment items that Landlord in good faith believes will reduce operating costs. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

I	Sales, use and excise taxes on goods and services, purchased or provided by Landlord to properly manage, operate or maintain the Building.

J	License, permit and inspection fees (excluding those which relate solely to other tenant space within the Building).

K

Reasonable auditor’s fees for public accounting and reimbursement for home office accounting and data processing, but only to the extent the same are directly related to accounting and data processing dealing directly with the Building.

L

Reasonable fees and expenses (including without limitation, reasonable travel expenses) of counsel or consultants retained by Landlord in connection with proceedings intended for the general benefit to tenants in the Building, including, without limitation, for the reduction of real estate taxes.

7	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

M	Such other reasonable expenses and costs which would be construed as an operating expense by a reasonable, prudent operator of a similar type office building.

3.6 Late Charges. It is understood that the Rent is payable on or before the first day of each month, without offset or deduction of any nature, except as otherwise provided elsewhere in this Lease. In the event such rentals are not received within [***] days of the date when due, Tenant shall pay the applicable Late Charges set forth in Section 1.13, which Landlord and Tenant agree are a fair and reasonable estimate of the costs which may be incurred by Landlord by reason of such late payment.

3.7 Additional Rent. Wherever it is provided in this Lease that Tenant is required to make any payment to Landlord in addition to Rent, such payment shall be deemed to be additional rent and all remedies applicable to the non-payment of rent shall be applicable thereto.

3.8 Interest on Late Payments. In the event any installment of Rent or other charges or amounts due from Tenant under this Lease are not received by Landlord on the date due for any reason whatsoever, it is agreed that the amount thus due shall bear interest at the lesser of (i) [***]% per annum and (ii) the maximum non-usurious rate which legally could be charged under applicable law in the event of a loan of such Rent or other sum to Tenant, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the aforesaid due date and terminating with the date on which Tenant makes full payment of such amounts to Landlord. Any such interest shall be payable as additional rent hereunder immediately on demand and is in addition to any late charge.

3.9 Security Deposit. Upon the execution hereof, Tenant shall pay to Landlord the sum stated in Section 1.16 above, to be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit may be commingled with Landlord’s other funds and is not an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any Default by Tenant, as provided in Section 14.1 below, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such sum to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused to Landlord by such default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease and payment by Tenant to Landlord of all rent and other sums due hereunder.

8	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 4.

USE OF PREMISES

4.1 Use. Tenant shall use and occupy the Premises only for the purposes set forth in Section 1.11 and for no other purposes. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein that will in any way increase the existing rate of or affect any fire or other insurance upon the Premises or any of its contents, or cause cancellation of any insurance policy covering the Premises or any part thereof or any of its contents. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

The Tenant shall not perform any acts or carry on any practices which may injure the Premises or the Building or be a nuisance or menace to other tenants in the Building or to persons in the vicinity of the Building. Tenant shall keep the Premises, the areas adjacent to the Premises clean and free from rubbish and dirt, at all times, and shall store all trash and garbage within the Premises and arrange for the regular pick-up of such trash and garbage. The Tenant will not burn any trash of any kind in or about the Building or Land. Tenant shall not use or permit the use of any portion of the Premises as sleeping apartments, lodging rooms, or for any unlawful or immoral purpose or purposes. Tenant shall not use any electrical appliances or equipment that will overload the existing electrical circuitry.

4.2 Compliance with Laws. Without in any way limiting Section 4.3 below, the Tenant covenants and agrees to comply promptly with all laws, ordinances, lawful orders, regulations and restrictions (including but not limited to the Americans with Disabilities Act, as amended) affecting or applicable to (a) the Premises, (b) the business conducted therein by Tenant, (c) the cleanliness and safety thereof, (d) the health of the employees therein, (e) Tenant’s employees and (f) any other sanitary, safety or environmental conditions. In all events and under all circumstances, the Tenant shall be obligated to keep the Premises in a neat, clean, sanitary and orderly condition, to conduct its business in the Premises in a lawful and attractive manner, and to procure at its sole expense any permits and licenses required for the transaction of Tenant’s business in the Premises.

4.3 Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant’s agents, employees, contractors, or invitees in violation of any ordinances, rules, regulations or other legal requirements (collectively, “Laws”). If Hazardous Substances are used, stored, generated or disposed of by Tenant or Tenant’s agents, employees, contractors or invitees on or in the Premises except as expressly permitted in writing by Landlord, in addition to such other rights and remedies that may be available to Landlord hereunder or under the Laws, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for good faith settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term (or any applicable renewal term) and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substances in the Premises and such action results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substances on the Premises. Tenant shall first obtain Landlord’s approval for any such remedial action, which shall not be unreasonably withheld or delayed.

9	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State of Texas, or the United States Government, including any and all materials or substances that are defined as “hazardous waste”, “extremely hazardous waste”, or a “hazardous substance” pursuant to state, federal, or local government law. “Hazardous Substance” includes, but is not restricted to, asbestos which is either in friable condition or such other condition deemed hazardous pursuant to any applicable Laws, polychlorinated biphenyls (“PCBs”) and petroleum.

ARTICLE 5.

COMMON AREAS

5.1 Use of Common Areas. For all purposes under this Lease, the term “Common Area” shall mean that part of the Land and Building intended by Landlord for the common use of all tenants, including, among other facilities parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, promenades (enclosed or otherwise), lighting, Building signs, refuse receptacles, services areas, common utility lines, pipes and conduits and the like but excluding space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. The use and occupancy by the Tenant of the Premises shall include the right on the part of the Tenant, its customers, guests, and invitees, to the use, in common with the Landlord and others entitled thereto, of the Common Area, subject, however, to the terms and conditions of this Lease Agreement, and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord. Notwithstanding the foregoing, the Landlord reserves the right to construct other buildings or improvements on the Land and to make alterations and changes in and deletions and additions to the Common Area.

5.2 Parking Regulations. All parking is as available, first come first serve with a maximum of eighteen (18) parking spaces, as available, at Landlord’s discretion. Reserved parking spaces are available at $100 per month. Tenant agrees to comply with and to cause its employees to comply with such reasonable parking regulations for the Building and Land as Landlord may promulgate in an attempt to assure the maximum availability, or the efficient use, of the parking area for the customers of tenants and tenants of the Building. Tenant will not park or permit any vehicles to be parked after hours and overnight, unless for emergency situations and with notice to Landord and/or Tenant, Tenant staff and Tenant guests are on the Land. Landlord shall have the right, in its sole discretion, to reserve parking spaces on the Land for particular tenants or their guests. Landlord may remove illegally parked vehicles, abandoned or inoperable vehicles that remain on the Land, for more than 24 hours pursuant to applicable laws or ordinances. Landlord reserves the right to change the entrances, exits, boundaries and locations of the parking areas on the Land. Tenant shall not load or unload trucks or other vehicles, or permit trucks or other vehicles serving the Premises, whether owned by Tenant or not, to be loaded or unloaded on the Land or in the Building, except in such areas and at such hours as may be designated by Landlord.

10	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 6.

SERVICES

6.1 Services. Utilities. and Operating Expenses. Except as may otherwise be expressly provided herein, Tenant, at its sole cost and expense, shall be obligated to secure, obtain and pay for, all services, utilities. Maintenance and repairs, with use of Building and Landlord’s selected contractors only, no exceptions, in connection with Tenant’s use of the Premises during the Term (and any applicable renewal term) of this Lease, including, without limitation, all electricity, telephone, water, plumbing and heating, ventilation and air conditioning (“HVAC”) services. Tenant shall pay for such utility services to the applicable providers before the same become delinquent. Landlord has brought electrical service to the Building (which is separately metered or shared for each lease space), which Tenant shall be responsible for bringing to the Premises. Landlord shall not be responsible for (and Tenant hereby releases Landlord from) any damages or costs incurred by Tenant because of any interruption of any services or utility services to the Building or the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord.

6.2 Landlord’s Services. Except as otherwise expressly provided herein, Tenant acknowledges and agrees that Landlord has not promised or represented to Tenant that Landlord shall provide any services or amenities whatsoever to the Premises or the Building, and Tenant’s Rent is based upon such understanding.

ARTICLE 7.

ALTERATIONS, MAINTENANCE AND REPAIRS

7.1 Alterations. Tenant shall not make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord’s prior written consent, which consent may be withheld or granted in Landlord’s sole discretion. All alterations, installations, additions or improvements, other than movable furniture, movable equipment, other personal property and movable trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Premises, unless Landlord requires the same to be removed. Tenant, at its sole cost and prior to the expiration or earlier termination of the Lease, shall remove all of Tenant’s property from the Premises and such alterations, installations, additions or other improvements that the Landlord may require. All such removal of Tenant’s property shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic’s, materialman’s or other similar liens shall attach to Tenant’s leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord’s rights, estate and interests with respect to the Premises or this Lease. Any alterations, additions or improvements of any nature whatsoever to the Premises shall be made pursuant to such rules and regulations as Landlord may reasonably require.

11	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Tenant shall neither permit nor suffer any involuntary lien to be filed or affixed against the Premises, the Building or the Land or any part thereof, and shall not voluntarily grant any lien or security interest in the Premises, the Building, the Land, or in Tenant’s leasehold interest created by this Lease. In the event any such involuntary or voluntary lien, including, without limitation, any mechanic’s lien, materialman’s lien or tax lien, is filed and Tenant has not caused the same to be released and discharged of record or bonded around within thirty (30) days after actual or constructive notice thereof, same shall constitute a default hereunder. Upon such default, in addition to any other remedies available to Landlord under the terms of this Lease, Landlord may (but without any obligation to do so) release and discharge such lien by paying or otherwise satisfying the amount claimed to be due, by giving security therefore or by taking such other actions allowed by law. If Landlord elects to effect the release and discharge of, or bond around, any such lien, Tenant shall repay to Landlord immediately upon demand all sums disbursed or deposited, and the fair market value of any property used, by Landlord for such purposes, including, without limitation, attorneys’ fees, court costs, and other fees and expenses incurred by Landlord to effect the same. In no event shall Landlord or any of Landlord’s property be liable for or chargeable with any expense or lien for work, labor or materials used in the Premises or for any improvements or change thereof made at the request of, or upon the order of or to discharge the obligation of Tenant, in connection with the performance of the Tenant Work or any other alterations, additions or improvements. No approval or consent granted by Landlord with respect to any alterations, additions or improvements, nor any build-out allowance provided by Landlord, nor any other act or omission of Landlord, shall be deemed to be an authorization by Landlord to the placement of a lien on the Building or the Land.

7.2 Landlord Repairs. The Landlord shall keep the foundation, exterior walls (save and except windows, doors, moldings, trim, window frames, door frames, closure devices, hardware and plate glass, the maintenance, repair and replacement of which shall be the responsibility of the Tenant) and roof of the Building in good repair, except that the Landlord shall not be called upon to make any such repair occasioned by the negligence or intentional act of the Tenant, its agents, invitees, customers, contractors and employees. Notwithstanding the above, the Landlord shall have no liability for damage to persons or property resulting from the lack of such repairs, unless Landlord shall fail to make such repairs within a reasonable time (in no event, except in an emergency, to be less than thirty (30) business days) after written notice from the Tenant of the need therefor. Except for the initial compliance with the Landlord’s Work, if any, set forth on Exhibit C, the Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Premises, and the Premises shall at all times be kept in good order, condition and repair by the Tenant.

12	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

7.3 Tenant Repairs. Tenant, at the sole cost and expense of Tenant, shall keep the Premises in a clean, sanitary and safe condition in accordance with the applicable laws and ordinances of the United States, State of Texas, the City of Houston, and any other governmental authority with jurisdiction over the Building, the Premises or the Tenant Work (hereinafter defined), and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction. Tenant will make or be responsible for, in accordance with the terms of this Lease, all necessary repairs, conversions and replacements at the Premises, including but not limited to HVAC system and equipment, refrigerating fluids and gases and ductwork; electrical equipment and fixtures; plumbing equipment and fixtures; wiring and plumbing lines within the walls, ceiling or floor of the Premises; and damage caused by break-ins or attempted break-ins to the Premises. The Tenant shall, at its own cost and expense, replace any glass windows and glass in the Premises which may be cracked or broken. At the expiration of the tenancy created hereunder, the Tenant shall surrender the Premises in good condition, reasonable wear and tear, loss by fire (unless caused by Tenant or Tenant’s employees, customers, contractors, agents and invitees or as a result of Tenant’s negligence), or other unavoidable casualty excepted. Except insofar as Landlord is expressly obligated under this Lease to maintain and repair the specific portions of the Premises previously referred to, in addition to maintenance and repair obligations of Tenant otherwise expressly set forth in this Lease, Tenant is also obligated to perform, at Tenant’s own cost and expense and risk, all other maintenance and repairs within the Premises necessary or appropriate to cause the Premises to be suitable for Tenant’s intended commercial purpose.

ARTICLE 8.

INSURANCE

8.1 Landlord Insurance. Landlord shall insure the Building and shall maintain property insurance in such amounts, with such deductibles, and with such companies as are acceptable to Landlord and Landlord’s mortgagee, if any.

8.2 Tenant Insurance. Tenant shall, at all times during the Term (and any applicable renewal term), at its sole cost and expense, obtain and continue to keep in force the following insurance in the amounts required in Section 1.14:

(a) Fire Insurance, including extended coverage, sprinkler leakage, vandalism, and malicious mischief, upon property of every description and kind owned by Tenant and located on the Premises or for which Tenant is legally liable or which is installed by or on behalf of Tenant, including, without limitation furniture, fittings, installations, fixtures and any other personal property, leasehold improvements and alterations installed by Tenant.

(b) Comprehensive General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage and contractual liability.

(c) Workers’ Compensation and Employer’s Liability insurance to the extent required by applicable Laws.

(d) Any further insurance that is normal and customary for such tenants in similar buildings.

13	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

All policies shall be taken out with responsible insurers that are authorized to transact business in the State of Texas and in form reasonably satisfactory from time-to-time to Landlord. Landlord shall be named an additional insured on all of Tenant’s insurance policies except Workers Compensation. Workers Compensation policy shall include a Waiver of Subrogation in favor of Landlord. Tenant agrees that certificates of insurance in form acceptable to Landlord will be delivered to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to Tenant’s occupancy of all or any part of the Premises. Tenant shall see that all policies contain an undertaking by the insurers to notify Landlord (and, if specifically requested by Landlord, the mortgagees of Landlord) in writing not less than thirty (30) days before any material change affecting the Premises, reduction in coverage, cancellation, or other termination thereof If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be obligated to, procure and maintain same, but at the expense of Tenant.

8.3 Waiver of Subrogation. Whenever (i) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises or the Building, and (ii) such party is then covered (or is required under this Lease to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount coverable by such insurance, and waives any right of subrogation which might otherwise exist on account thereof, provided that such release of liability and waiver of the right to subrogation shall not be operative in any case where the effect thereof is to. invalidate such insurance coverage or increase the cost thereof (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereupon keeping such release and waiver in full force and effect). Landlord and Tenant hereby agree immediately to give their respective insurance carriers written notice of this Section and each agrees to use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

8.4 Indemnity by Tenant. Tenant hereby indemnifies, defends and holds Landlord harmless from and against any and all claims arising from Tenant’s use of the Premises and the Common Area for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant on or about the Premises or the Common Area, unless such claim arises as a result of Landlord’s negligence or willful misconduct, and shall further indemnify, defend and hold harmless Landlord from and against any and all claims of third parties in connection with the Premises arising from any act or omission of, or due to the negligence or willful misconduct of, the Tenant, or any officer, agent, employee, guest or invites of Tenant, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon. Notwithstanding the foregoing, Tenant’s indemnity shall not extend to the effect of the existence of Hazardous Substances which may exist in the Premises as of the date of this Lease or to the gross negligence, willful misconduct or breach of this Lease by Landlord or its officers, agents, invitees and employees.

14	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 9.

CASUALTY

9.1 Damage from Fire or Other Casualty. Tenant agrees to promptly notify Landlord of any damage to the Premises by fire or other casualty.

In the event the Premises shall be destroyed or damaged by fire, explosion, storm, or any other unavoidable casualty, or in the event thirty-five percent (35%) or more of the floor area of the Building (whether or not the Premises are included within such damaged or destroyed areas) are damaged or destroyed by fire, explosion, storm, or other unavoidable casualty, then in either such eventuality, occurring at any time during the Lease Term, Landlord shall have the right, option and privilege to terminate this Lease by giving written notice to the Tenant of Landlord’s election so to do within sixty (60) days after the date such damage or destruction occurred, and, in such event, this Lease shall cease and terminate as of the end of the calendar month in which such notice is given by Landlord to Tenant; and Landlord, then and thereupon, shall have no obligation to rebuild or repair the Premises in any respect, and Tenant shall have no further rights hereunder irrespective of whether or not all or any part of the Premises is subsequently rebuilt or repaired. At Landlord’s option, a total destruction of the Building or the Premises shall terminate this Lease as of the date of such destruction.

9.2 Landlord’s Repair Obligation. In the event Landlord elects to continue this Lease in effect Landlord shall repair or restore damage to the Building and that portion of the Premises included within the Landlord’s maintenance duties set forth in Section 7.2 and items outlined in Exhibit “C”, Article 2 (Section 2.1) and Tenant shall replace or fully repair and restore all property of Tenant in and upon the Premises and damage to that portion of the Premises not included within the Landlord’s maintenance duties set forth in Section 7.2. and items outlined in Exhibit “C”, Article 2 (Section 2.1). Tenant agrees, during any period of reconstruction or repair, to continue the operation of Tenant’s business in the Premises to the extent, if any, reasonably practicable from the standpoint of good business. If due to damage to the Premises Tenant is unable to conduct any operations during such period of repair or reconstruction, the Rent shall be entirely abated for the time commencing with the date of damage and ending with the date of notice by Landlord to Tenant that the work to be performed by Landlord has been completed; but if after damage to the Premises Tenant conducts such operations, then the Rent shall be reduced proportionately to the extent to which Tenant may have to discontinue its business in the Premises, from the date of the damage to the date of notice by Landlord to Tenant that the work to be performed by Landlord has been completed.

Landlord’s obligation to repair shall be limited to the proceeds from any insurance policies that Landlord actually receives.

15	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 10.

CONDEMNATION

10.1 Condemnation. If either (a) more than twenty percent (20%) of the improvements on the Land or (b) any portion of the Premises which, in Tenant’s reasonable discretion, Tenant deems necessary for the conduct of Tenant’s business should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either party hereof shall have the right, at its option, to terminate this Lease upon written notice given on or before thirty (30) days after the date when physical possession of or of the improvements or of the Premises (or a portion thereof) is taken by the condemning authority, such termination to be effective as of the earlier of (i) the date when physical possession of the improvements or of the Premises (or a portion thereof) is taken by the condemning authority or (i) title to the Premises (or a portion thereof) is transferred to the condemning authority. If twenty percent (20%) or less of the improvements on the Land is so taken or sold or if this Lease is not terminated upon any taking or sale of greater than twenty percent (20%) of the improvements, the Rent payable hereunder shall be abated, as of the date of such taking or sale, in proportion to the portion of the improvements which is rendered untenantable by such taking, and Landlord shall, to the extent Landlord deems feasible with all reasonable diligence, restore the improvements to substantially their former condition, but Landlord shall not in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. If this Lease is not terminated pursuant to the terms hereof and if Landlord fails to substantially complete the necessary repairs within one hundred fifty (150) days from the date of any taking as described herein, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of Tenant under this Lease shall cease.

10.2 Condemnation. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or any portion of the Land or Building shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided however, Landlord shall have no interest in any award made to Tenant for Tenant’s moving and relocation expenses or for the loss of Tenant’s fixtures, leasehold improvements and other tangible personal property installed by Tenant.

ARTICLE 11.

ENTRY BY LANDLORD

11.1 Entry by Landlord. Landlord shall have the right to enter upon the Premises at any time for the purpose of inspecting the same, or of making repairs, additions or alterations to the Premises or any property owned or controlled by the Landlord, or of showing the Leases Premises to prospective purchasers, lessees or lenders. If the Landlord deems any repairs required to be made by the Tenant necessary, it may demand that the Tenant make the same, and if the Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, the Landlord may make or cause such repairs to be made and shall not be responsible to the Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if the

16	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Landlord makes or causes such repairs to be made, the Tenant agrees that it will forthwith, on demand, pay to the Landlord the cost thereof plus an administrative charge equal to [***] percent ([***]%) of such cost. Tenant will permit Landlord to place and maintain “For Rent” or “For Lease” signs on the Premises during the last ninety (90) days of the Lease Term, it being understood that such signs shall in no way affect Tenant’s obligations under any provision of this Lease.

ARTICLE 12.

SUBORDINATION AND NON-DISTURBANCE

12.1 Subordination. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other mortgage lien presently existing or hereafter placed upon the Premises and any extensions thereof; provided, however, that any such mortgagee shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other mortgage lien to this Lease. Notwithstanding that this Lease may be (or made to be) superior to such mortgage, deed of trust or other mortgage lied the provisions of such mortgage, deed of trust or other mortgage lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or arising from insurance payable by reason of damage to or destruction of the Premises shall be prior and superior to any contrary provisions contained herein with respect to such proceeds or insurance payments or the usage thereof Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may reasonably request.

12.2 Attornment. If any ground or similar such lease, mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instruments) confirming such attornment.

12.3 Quiet Enjoyment. Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term and any renewal term, subject to the aforesaid underlying leases, mortgages, deeds of trust and security agreements, all other matters of public record in Harris County, Texas, all applicable laws and other governmental and legal requirements, applicable insurance requirements and regulations, and the provisions of this Lease.

ARTICLE 13.

ASSIGNMENT AND SUBLETTING

13.1 Assignment and Subletting. The Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the prior written consent of the Landlord, and not to sublet the Premises or any part or parts thereof or allow anyone to come in with, through or under it without like consent. Any attempt to do any of the foregoing without the prior express written consent of Landlord shall be, at the option of Landlord, void and of no effect ab initio.

17	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

In the event that the rental due and payable by a sublessee (or any combination of the rental payable by a sublessee plus any bonus or other consideration of the sublease or incidental thereto) exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to the Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay to, and Landlord shall be entitled to receive, all amounts in excess of the rental payable under this Lease within ten (10) days after receipt thereof by Tenant. Further, in the event of any assignment or subletting, all rentals paid to Tenant by the assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind, and upon election by Landlord such amount shall be paid directly to Landlord in satisfaction of the payments of Rent and other obligations of Tenant herein provided for.

13.2 Corporate Transfers. If Tenant is a corporation, then any transfer of this Lease by dissolution, merger, consolidation or reorganization or any change in ownership or power to vote a majority of the voting stock in Tenant, as such ownership or power to vote existed at the time of the execution of this Lease, shall constitute an assignment of this Lease within the purview of the prohibition of such assignment contained in this Article 13. If Tenant is a partnership, then it shall be an un-permitted assignment of this Lease if, and at such time as, in the aggregate, during the Term there shall occur any transfer of a majority or more of the interests in such partnership, whether limited or general partnership interests or any combination thereof.

13.3 Continued Liability. Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sub-lessee without demand upon or proceeding in any way against any other person.

13.4 Consent. Consent by Landlord to a particular assignment or sublease shall not be deemed consent to any other or subsequent transaction. Landlord may withhold consent to an assignment or subletting for any reason or for no reason. If this Lease is assigned or subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sub-lessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provisions hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

18	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

ARTICLE 14.

DEFAULT

14.1 Default. Each of the following shall constitute a “Default” by Tenant:

(a) The failure of Tenant to pay the Rent, any other sums owing hereunder, or any part thereof when due and the continuation of such failure for a period of five (5) days following notice thereof to Tenant by Landlord (provided, however, that Landlord shall not be required to give more than two [2] such notices during any 12-month period);

(b) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent or any other sums) and such failure or nonperformance shall continue for a period of thirty (30) days after notice thereof has been given by Landlord to Tenant (plus such additional time as may be reasonably required to cure a default which despite diligent continuous effort, cannot by its nature be cured within said thirty (30) day period, but in no event more than a total of 30 additional days);

(c) Tenant or any Guarantor takes any action to, or notifies Landlord that Tenant or such Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time-to-time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant or any Guarantor under any such statute or Tenant or a Guarantor notifies Landlord that it knows such a petition will be filed, and such petition is not dismissed within thirty (30) days after the filing thereof; or the appointment of a receiver or trustee to take possession of substantially all of Tenant’s or any Guarantor’s assets or of Tenant’s interest in this Lease after appointment; or the attachment, execution or other judicial seizure of substantially all of Tenant’s or Guarantor’s assets or of Tenant’s interest in this Lease; or

(d) Tenant shall have assigned or sublet the Premises without the prior written consent of Landlord.

14.2 Rights upon Default. Upon the occurrence of any event of default under this Lease, Landlord shall have the option (without any obligation to do so) to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Take such action and expend such amount as may be necessary to cure such default, whereupon all amounts expended by Landlord shall be due from Tenant to Landlord immediately upon the expenditure thereof; and

(b) Terminate this Lease and re-enter upon and take possession of the Premises, and eject therefrom all parties in possession thereof, in three (3) days, with or without legal process, using all necessary force for that purpose and without being deemed guilty of any trespass and without prejudice to Landlord’s other rights; and

(c) Without terminating this Lease, terminate Tenant’s right of possession of the Premises, re-enter upon, and take possession of the Premises, and eject therefrom all parties in possession thereof, with or without legal process, using all necessary force for that purpose, and without being deemed guilty of any trespass and without prejudice to Landlord’s other rights; and

19	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

(d) Alter locks and other security devices at the Premises.

In the event that Landlord acts under either (b) or (c) above, Landlord (as the agent of and for the account of Tenant if this Lease is not terminated) may re-let the Premises, or any part thereof, upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such re-letting shall be applied toward Landlord’s costs and expenses incurred in connection therewith, including necessary cleaning, renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commissions actually paid, and thereafter toward payment of all sums due, or to become due, or that would become due, to Landlord hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Tenant covenants and agrees to pay to Landlord, upon demand, any deficiency. Such deficiency or part thereof may be recovered from the Tenant as such deficiency or part thereof is determined from time to time, or Landlord may recover in one or more proceedings the anticipated amount of such deficiency in an amount equal to the then known deficiency plus the then unknown deficiency calculated as the discounted value of the rental payable under the terms of this Lease for the residue of the term hereof plus the cost and expenses provided for above, less the discounted fair rental value of the premises for the residue of said term. Landlord shall not have any obligation to re-let or attempt to re-let the Premises, or any portion thereof, or to collect rental after such re-letting. Any re-letting by Landlord shall not be construed as an election on the part of the Landlord to terminate the Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

The provisions of this paragraph shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code, as well as any successor statute governing the right of a landlord to change the door locks of commercial tenants. If an event of default occurs, Landlord is entitled and is hereby authorized, without any further notice to Tenant whatsoever, at any time to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant and its officers, principals, agents, employees and representatives there from. In the event that Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of Tenant’s default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by the Tenant; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon receipt of written request from Tenant accompanied by such written waivers and releases as the Landlord may require, Landlord will (at Landlord’s option) either (i) escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord’s statutory lien or the lien and security interest described in Section 17.1 of this Lease, or (ii) obtain a list from Tenant of such personal property as Tenant intends to remove, whereupon, Landlord shall remove such property and make it available to Tenant at a time and place designated by Landlord. However, if Landlord elects option (ii), Tenant shall pay, in cash

20	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant and all moving and/or storage charges theretofore incurred by Landlord with respect to such property. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Landlord shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Landlord’s satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant’s ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord’s regular business hours and at Landlord’s convenience, upon receipt of written request from Tenant (accompanied by such written waivers and releases as Landlord may require), escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to the Landlord’s statutory lien or the lien and security interest described in Section 17.1 of this Lease.

The following provisions of this paragraph shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code, as well as any successor statute governing the abandonment of the Premises by a commercial tenant. The Tenant hereby agrees that the Tenant shall be presumed to have abandoned the Premises if (i) the Tenant informs the Landlord in writing or orally that the Tenant intends to cease conducting its business in the Premises for a period of more than seven (7) consecutive days or (ii) the Tenant ceases to conduct its business activities on the Premises for a period of more than seven (7) consecutive days. Upon the abandonment of the Premises by the Tenant, or upon either the termination of this Lease or the Tenant’s right to possession of the Premises, the Landlord may remove and store at a location acceptable to the Landlord any property of the Tenant that remains on the Premises. The costs of such storage shall be at the expense of the Tenant, and payable to the Landlord upon demand. The Tenant specifically authorizes the Landlord to deliver any of such property to third parties who make claims against such property or who claim to have a valid security interest in such property superior to the claim of the Landlord. The Landlord is entitled to rely (without any duty to investigate or corroborate independently such claims) upon any evidence of the rights and claims of such third parties presented to the Landlord, which evidence the Landlord believes in its sole judgment gives third parties the right to possess the property, and Tenant hereby releases the Landlord, its owners, directors, officers, employees, agents and/or attorneys from any and all liability, claims, causes of action and damages that the Tenant may have because of any action or omission (including negligence) by such parties in connection with the return or delivery of such property to third parties. In addition to the Landlord’s other rights and remedies under this Lease or the law, as may exist from time to time, the Landlord may dispose in any way of the remaining property left by the Tenant in the Premises if the Tenant does not physically claim and actually remove such property within fourteen (14) days after the date on which the Landlord mails written notice by certified mail to the Tenant at the Tenant’s last known address as reflected in records of the Landlord stating that the

21	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Landlord has recovered possession of the Premises and intends to dispose of the remaining property of the Tenant located therein after such 14-day period. Nothing contained herein, however, shall be deemed to be construed to be a waiver or subordination of the Landlord’s statutory or contractual liens hereunder, and the Landlord shall not be obligated to return any of the Tenant’s property remaining in the Premises after abandonment if such property is covered by any of the Landlord’s liens.

The foregoing remedies of the Landlord are cumulative and are in addition to and not exclusive of any other remedy provided by law, and Landlord shall not be liable in damages for any such re-entry, nor guilty of any manner of trespass.

14.3 Attorneys’ Fees. In case suit or other collection efforts shall be brought for recovery of possession of the Premises, for the recovery of Rent, or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, Tenant shall pay to Landlord all expenses incurred therefore, including a reasonable attorneys’ fee.

14.4 Landlord’s Lien. It is expressly understood and agreed that the Landlord shall have, and it is expressly hereby given and granted by Tenant, an express contract lien upon all goods, inventory, equipment, wares, chattels, implements, fixtures, furniture, tools, utensils, stock, merchandise, and all other personal property of whatsoever nature which may be placed upon the Premises during the term of this Lease, all proceeds arising by virtue of the sale, lease or other disposition of such property, all proceeds (including premium refunds) of each policy of insurance related to such property, and all rights, hereditaments and appurtenances pertaining to the foregoing, whether any of the foregoing is or is not exempt from execution, to secure all the rent provided hereunder, as well as all other obligations assumed by the Tenant hereunder, and all agreements and all amounts which may become due from the Tenant to the Landlord under the terms hereof, whether for rent or for any other sums which may become due from the Tenant hereunder, and any damages which may be caused to said Premises during the term of this Lease; and it is expressly understood and agreed that the taking of any other security for said rent by the Landlord shall not operate as a discharge of or in anywise impair the express contractual lien by this paragraph created and granted, nor shall the taking of the express contractual lien in this paragraph provided be construed as in anywise releasing or impairing the Landlord’s lien given by law, but, on the contrary, the express contractual lien in this paragraph provided shall be cumulative of and in addition to any and all statutory lien rights which Landlord may have.

This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted in Texas on the date hereof, and Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the Premises, which are granted a secured party, as that term is defined under the Uniform Commercial Code, to secure the payment to Landlord of the various amounts provided in this Lease and the performance of the obligations required hereby. Tenant will, on request, execute and deliver to Landlord a financing statement (or continuation statement) for the purpose of perfecting Landlord’s security interest under this Lease. In addition, Landlord may file this Lease or a copy hereof as a financing statement. A carbon, photographic or other reproduction of this Lease, a memorandum of this Lease or a financing statement executed by Tenant pursuant hereto may also be filed as a financing statement.

22	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

14.5 Default by Landlord. In the event of any default by Landlord hereunder, except as otherwise provided herein, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure such default or to commence to cure such default if any such default cannot be reasonably cured within such 30-day period, in which event Landlord shall prosecute such cure with diligence to a conclusion. Unless and until Landlord fails to so cure or proceed with diligence to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

ARTICLE 15.

SIGNAGE

15.1 Signs. The Tenant shall not erect or place or permit to be erected or placed any exterior sign, placard, awning or advertisement on or near the Premises, or the Building, or on or about any portion of the Land, or any sign, placard, awning or advertisement otherwise visible from the exterior of the Premises, without the prior written consent of the Landlord, which consent Landlord may withhold or grant in its sole discretion. All signs installed by Tenant shall be and remain in first class condition and repair. Tenant agrees not to use any advertising media that shall be deemed objectionable to Landlord or other tenants, including but not limited to loud speakers, phonographs or radio, broadcast in any manner to be heard outside of the Premises.

ARTICLE 16.

MISCELLANEOUS

16.1 Amendment. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by all parties hereto.

16.2 Severability. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remaining terms and provisions of this Lease shall not be affected thereby.

16.3 Waivers. One or more waivers by Landlord of Tenant’s breach of any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by the Landlord to or of any act by the Tenant requiring the Landlord’s consent or approval shall not be deemed to waive or render unnecessary the Landlord’s consent or approval to or of any subsequent similar act by the Tenant. Any waiver by Landlord must be in writing.

23	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

16.4 Independent Obligations. The obligation of Tenant to pay all Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise. Notwithstanding any of the other terms or provisions of this Lease and notwithstanding any other circumstances whatsoever, it is the intent and agreement of Landlord and Tenant that so long as Tenant has not been wrongfully evicted from the Premises and has not been constructively evicted from the Premises, the doctrine of independent covenants shall apply in all matters relating to this Lease including, without limitation, the obligation of Landlord to perform Landlord’s covenants under this Lease, as well as the obligation of Tenant to pay rent and all other monetary obligations of Tenant and perform Tenant’s other covenants under this Lease.

16.5 Estoppel Letters. Tenant shall execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Premises within ten (10) days of receipt of same. If Tenant shall fail to deliver same to Landlord within such 10-day period, Tenant irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute same.

16.6 Authority. Landlord and Tenant hereby represent to the other that: (a) Landlord is a duly authorized and existing company and Tenant is a duly authorized and existing company , and each is qualified to do business in the state of Texas, (b) each has full right and authority to enter into this Lease, (c) each person signing on behalf of the Landlord and Tenant are authorized to do so, and (d) the execution and delivery of this Lease by Landlord and Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which either Landlord or Tenant is a party or by which either such party may be bound.

16.7 Holdover. Except as provided elsewhere in this Lease, if Tenant shall remain in possession of the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will. Tenant shall pay Rent at [***] percent ([***]%) of the Rent, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Additionally, Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities, causes of action, damages, costs and expenses sustained by Landlord on account of such holding over by Tenant.

16.8 Surrender. Upon the expiration or earlier termination of the Term (or any applicable renewal term), Tenant shall peaceably quit and surrender the Premises in good order and condition, excepting ordinary wear and tear, but subject to any contrary provisions in Article 7, Article 9 or Article 10. Tenant shall have the right at any time (provided Tenant is not in default hereunder) to remove any of its trade fixtures and personal property (and the following shall be deemed to be included as part of Tenant’s trade fixtures and personal property, but Tenant shall repair any damage caused by such removal.

24	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

16.9 Parties and Successors. The term “Landlord”, as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only Vine Street Studios, LLC, at the time in question, so that in the event of any transfer of title to the Premises or the Land and Building, the party by whom any such transfer is made shall be relieved of all liability and obligations of the Landlord and Tenant arising under this Lease from and after the date of such transfer.

16.10 Limitation on Landlord’s Liability. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential or special damages. All liability of Landlord to Tenant for any breach or default by Landlord under the terms and provisions of this Lease or otherwise related to Tenant’s use, occupancy or possession of the Premises shall be limited solely to the proceeds of sale on execution of the interest of Landlord in the Land and Building; it being expressly stipulated and agreed that Landlord (and its agents, employees, officers, directors, shareholders, successors and assigns) shall have absolutely no personal liability hereunder for any deficiency or otherwise.

16.11 Notice. Except as otherwise provided herein, any statement, notice, or other communication that Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if (i) hand delivered, if (ii) sent by registered or certified mail, return receipt requested, or (iii) if delivered by third party commercial delivery service, in each instance addressed at the address(es) set forth in Section 1.12, or at such other address(es) as the other party shall designate from time-to-time by prior written notice. Each such notice to be given as provided in this Section shall be effective, if hand delivered or delivered by third party commercial delivery service, when the same is actually received by the addressee with written evidence of receipt thereof, or, if mailed, when deposited in a receptacle of the United States mail, as herein provided. Tenant or Landlord are mutually entitles to and agreed, also required to give at least thirty (30) days notice for this termination option of this Lease.

16.12 Captions. The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

16.13 Number and Gender. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

16.14 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

16.15 Inability to Perform. Notwithstanding Section 15.14, whenever a period of time is herein prescribed for the taking of any action (other than monetary obligations) by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of either such party, and such nonperformance or delay in performance by either such party shall not constitute a breach or default under this Lease nor give rise to any claim against either Landlord or Tenant for damages or constitute a total or partial eviction, constructive or otherwise, by Landlord or Tenant.

25	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

16.16 Entire Agreement. This Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof Tenant hereby acknowledges and agrees that neither Landlord nor Landlord’s agents or representatives have made any representations, warranties, or promises with respect to the Premises, the Premises, Landlord’s services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

16.17 Time of Essence. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

16.18 Tenant Taxes. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term (and any applicable renewal term) upon all of Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Landlord and is the standard of the Building. If the assessed value of the Premises is increased by inclusion of personal property, furniture, fixtures or equipment placed by Tenant in the Premises and Landlord elects to pay such taxes, charges and other assessments based on such increase, Tenant shall pay Landlord upon demand that part of the taxes, charges and other assessments for which Tenant is primarily liable hereunder. Tenant shall also reimburse to Landlord upon demand any “rental tax” or similar imposition on the Rent payable by Landlord (excluding general income taxes).

16.19 Attorneys’ Fees. In the event either party hereto defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, the party who prevails in such suit shall be entitled to recover the other party its reasonable attorneys’ fees.

16.20 Accounting & Booking Fees. Account auditing or booking services provided by Landlord and/or Landlord’s staff for past due invoices, charges, payments, etc., for Tenant accounts are subject to a charge of $25 per hour and are available during normal business hours, and does not include outside consultation.

16.21 Joint and Several Liability. If more than one party signs as Tenant hereunder, each such party shall be jointly and severally liable for all liabilities and obligations of Tenant hereunder.

26	Tenant /s/ TG Landlord______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

16.22 Conflict. To the extent of any conflict between the terms and provisions of this Lease and the terms and provisions of any exhibit attached hereto, the terms and provisions of any such exhibit shall control.

16.23 Proration. Notwithstanding anything contained herein to the contrary, to the extent the Commencement Date and/or Expiration Date of this Lease is on a date other than the first day of the calendar month or calendar year, all amounts payable by Tenant hereunder (including, without limitation, Rent) shall be prorated effective upon the Commencement Date or the Expiration Date only, as applicable.

16.24 Survival of Indemnities. Each and every agreement by Tenant to indemnify, defend and/or hold harmless Landlord hereunder shall survive the termination or expiration of this Lease.

EXECUTED ON     ,   , to be effective as of the date hereinabove first set forth.

LANDLORD:

VINE STREET STUDIOS, LLC

By:
Name:
Title:

TENANT:

Enchanted Rock Management, LLC

By:	/s/ Thais Grossi
Name:	Thais Grossi
Title:	COO

27	Tenant /s/ TG Landlord______